NEWS RELEASE

FORWARD AIR CORPORATION REPORTS FOURTH QUARTER 2018 RESULTS
Reports record quarterly revenue, operating income and EBITDA
Reports record full year financial results, including revenue, operating income, net income, EPS, EBITDA, cash flow from operations and free cash flow

GREENEVILLE, Tenn.- (BUSINESS WIRE) - February 7, 2019 - Forward Air Corporation (NASDAQ:FWRD) today reported financial results for the fourth quarter and year ended December 31, 2018.

Revenue for the quarter ended December 31, 2018 increased 9.7% to $356.6 million from $325.1 million for the same quarter in 2017. Income from operations was $35.0 million compared to $27.8 million in the prior year quarter. Net income during the quarter was $27.7 million compared to $34.7 million in the same quarter of 2017. Net income per diluted share for the fourth quarter of 2018 was $0.95 compared to $1.16 in the prior year quarter, which included a $0.53 benefit related to the fourth quarter 2017 enactment of the Tax Cuts and Jobs Act ("TCJA").
Revenue for the year ended December 31, 2018 increased 13.0% to $1.3 billion from $1.2 billion for the same period in 2017. Income from operations was $122.0 million compared to $108.8 million in the prior year. Net income during the period was $92.1 million compared to $87.3 million in the same period of 2017. Net income per diluted share was $3.12 for the year ended December 31, 2018 compared to $2.89 in the same period of 2017, which included a $0.53 benefit related to the 2017 enactment of the TCJA.
For the three and twelve months ended December 31, 2018, the Company generated $38.7 million and $152.6 million of cash flow from operations, respectively, compared to $25.7 million and $103.4 million for the same periods in 2017.
Earnings before interest, taxes, depreciation and amortization ("EBITDA") was $45.9 million in the fourth quarter of 2018 compared to $38.3 million in the same period of 2017. EBITDA increased to $164.2 million for the year ended December 31, 2018 from $149.8 million for the same period in 2017. Free cash flow was $31.8 million in the fourth quarter of 2018 compared to $1.9 million in the prior year quarter. Free cash flow was $117.3 million in the year ended December 31, 2018 compared to $67.5 million in the same period of 2017. EBITDA and free cash flow are non-GAAP financial measures and reconciliations of these non-GAAP financial measures are provided in the attached financial tables.
Tom Schmitt, President and CEO, commenting on fourth quarter results said, “Our strong fourth quarter growth fueled our full year record results.  Consolidated revenues grew 9.7% driven by solid revenue management across the portfolio.  Consolidated operating income grew 25.9% from improved business mix and outstanding Intermodal performance.”
In closing, Mr. Schmitt said, “During 2018, we achieved record financial performance.  I would like to thank all of our teammates for their hard work in helping us achieve this milestone.”

Commenting on the Company’s fourth quarter results, Michael J. Morris, Senior Vice President and CFO, said, “Our fourth quarter earnings per share of $0.95 exceeded our $0.81 to $0.85 guidance range, driven by strong Intermodal results, improved safety performance and a low book tax rate.”  Regarding the Company’s first quarter 2019 guidance, Mr. Morris said, “We expect first quarter year-on-year revenue growth to be 6% to 10%.  We expect net income per diluted share to be between $0.60 and $0.64 in the first quarter of 2019 compared to $0.60 in the first quarter of 2018.”

On February 5, 2019, our Board of Directors declared a quarterly cash dividend of $0.18 per share of common stock.  The dividend is payable to shareholders of record at the close of business on March 7, 2019 and is expected to be paid on March 22, 2019.
This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.72 for the full year 2019, payable in quarterly increments of $0.18 per share of common stock.  The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance.

Also, on February 5, 2019, our Board approved a stock repurchase authorization plan for up to five million shares of the Company’s common stock. In connection with this action, the Board cancelled the Company’s 2016 stock repurchase authorization. The amount and timing of any repurchases under the Company’s new repurchase authorization will be at such prices as determined by management of the Company. Repurchases of common stock may also be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. Stock repurchases may be commenced or suspended from time to time for any reason. The Company currently has approximately 28,909,744 shares outstanding as of February 5, 2019.

Review of Financial Results

Forward Air will hold a conference call to discuss fourth quarter 2018 results on Friday, February 8, 2019 at 9:00 a.m. EST. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, where investors can easily find or navigate to pertinent information about us, or by dialing (800) 230-1059. A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com beginning shortly after completion of the live call.

About Forward Air Corporation
Forward Air keeps your business moving forward by providing services within four business segments: Expedited LTL (provides expedited regional, inter-regional and national LTL services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, final mile solutions and customs brokerage by utilizing a comprehensive national network of terminals); Truckload Premium Services (provides expedited truckload brokerage, dedicated fleet services, as well as high-security and temperature-controlled logistics services); Intermodal (provides first-and last-mile high-value drayage services both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services); and Pool Distribution (provides high-frequency handling and distribution of time sensitive product to numerous destinations within a specific geographic region). For more information, visit our website at www.forwardaircorp.com.
Financial Statement Presentation
Our results reflect the impact of the new revenue recognition standard, adopted under ASC 606, on a full retrospective basis, which required us to adjust each prior reporting period presented to conform to the current year presentation.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
		(As Adjusted)		(As Adjusted)
Operating revenue:
Expedited LTL	$196,220	$181,202	$747,562	$655,838
Truckload Premium Services	49,600	52,753	192,582	201,752
Intermodal	52,730	44,377	201,006	154,684
Pool Distribution	60,861	51,742	194,117	168,483
Eliminations and other operations	(2,850)	(4,938)	(14,381)	(11,411)
Operating revenue	356,561	325,136	1,320,886	1,169,346

Operating expenses:
Purchased transportation	162,804	155,964	613,636	545,091
Salaries, wages and employee benefits	82,548	73,562	300,230	265,842
Operating leases	21,036	16,594	75,677	63,799
Depreciation and amortization	10,837	10,477	42,183	41,055
Insurance and claims	8,738	8,199	35,180	29,578
Fuel expense	6,335	5,094	23,121	16,542
Other operating expenses	29,216	27,403	108,828	98,682
Total operating expenses	321,514	297,293	1,198,855	1,060,589
Income (loss) from operations
Expedited LTL	25,361	22,805	96,385	87,969
Truckload Premium Services	1,708	(519)	5,055	3,215
Intermodal	6,933	3,415	23,266	12,963
Pool Distribution	2,175	2,706	5,870	6,378
Other operations	(1,130)	(564)	(8,545)	(1,768)
Income from operations	35,047	27,843	122,031	108,757

Other expense:
Interest expense	(457)	(403)	(1,783)	(1,209)
Other, net	—	—	(2)	(11)
Total other expense	(457)	(403)	(1,785)	(1,220)
Income before income taxes	34,590	27,440	120,246	107,537
Income tax expense (benefit)	6,906	(7,241)	28,195	20,282
Net income and comprehensive income	$27,684	$34,681	$92,051	$87,255

Net income per share:
Basic	$0.95	$1.17	$3.14	$2.90
Diluted	$0.95	$1.16	$3.12	$2.89

Dividends per share:	$0.18	$0.15	$0.63	$0.60

Expedited LTL Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$196.2	100.0%	$181.2	100.0%	$15.0	8.3%

Operating expenses:
Purchased transportation	89.8	45.8	85.1	46.9	4.7	5.5
Salaries, wages and employee benefits	43.2	22.0	39.0	21.5	4.2	10.8
Operating leases	11.0	5.6	9.1	5.0	1.9	20.9
Depreciation and amortization	5.8	3.0	5.6	3.1	0.2	3.6
Insurance and claims	3.6	1.8	5.1	2.8	(1.5)	(29.4)
Fuel expense	1.8	0.9	1.0	0.6	0.8	80.0
Other operating expenses	15.6	8.0	13.5	7.5	2.1	15.6
Total operating expenses	170.8	87.1	158.4	87.4	12.4	7.8
Income from operations	$25.4	12.9%	$22.8	12.6%	$2.6	11.4%

Expedited LTL Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2018	2017	Change
		(As Adjusted)

Business days	64	63	1.6%

Tonnage
Total pounds ¹	648,423	666,308	(2.7)
Pounds per day ¹	10,132	10,576	(4.2)

Shipments
Total shipments ¹	1,104	1,136	(2.8)
Shipments per day ¹	17	18	(3.9)
Total shipments with pickup and/or delivery ¹	260	245	6.1

Weight per shipment	587	587	—

Revenue per hundredweight	$26.72	$24.25	10.2
Revenue per hundredweight, ex fuel	$22.33	$21.28	4.9

Revenue per shipment	$157	$142	10.6
Revenue per shipment, ex fuel	$131	$125	4.8%

¹ - In thousands

Truckload Premium Services Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As adjusted)
Operating revenue	$49.6	100.0%	$52.8	100.0%	$(3.2)	(6.1)%

Operating expenses:
Purchased transportation	37.2	75.0	41.8	79.2	(4.6)	(11.0)
Salaries, wages and employee benefits	4.7	9.5	5.2	9.8	(0.5)	(9.6)
Operating leases	0.1	0.2	0.4	0.8	(0.3)	(75.0)
Depreciation and amortization	1.6	3.2	1.6	3.0	—	—
Insurance and claims	1.4	2.8	1.2	2.3	0.2	16.7
Fuel expense	0.7	1.4	1.0	1.9	(0.3)	(30.0)
Other operating expenses	2.2	4.4	2.1	4.0	0.1	4.8
Total operating expenses	47.9	96.6	53.3	100.9	(5.4)	(10.1)
Results from operations	$1.7	3.4%	$(0.5)	(0.9)%	$2.2	NM

Truckload Premium Services Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2018	2017	Change
		(As Adjusted)

Total Miles ¹	19,485	24,516	(20.5)%
Empty Miles Percentage	8.3%	8.9%	(6.7)
Tractors (avg)	315	354	(11.0)
Miles per tractor per week [2]	1,886	2,585	(27.0)

Revenue per mile	$2.55	$2.08	22.6
Cost per mile	$2.02	$1.77	14.1%

¹ - In thousands
[2] - Calculated using Company driver and owner operator miles

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$52.7	100.0%	$44.4	100.0%	$8.3	18.7%

Operating expenses:
Purchased transportation	19.7	37.4	18.8	42.3	0.9	4.8
Salaries, wages and employee benefits	12.2	23.1	9.7	21.8	2.5	25.8
Operating leases	4.0	7.6	3.5	7.9	0.5	14.3
Depreciation and amortization	1.7	3.2	1.6	3.6	0.1	6.3
Insurance and claims	1.5	2.8	0.9	2.0	0.6	66.7
Fuel expense	1.7	3.2	1.2	2.7	0.5	41.7
Other operating expenses	5.0	9.5	5.3	11.9	(0.3)	(5.7)
Total operating expenses	45.8	86.9	41.0	92.3	4.8	11.7
Income from operations	$6.9	13.1%	$3.4	7.7%	$3.5	102.9%

Intermodal Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2018	2017	Change
		(As Adjusted)

Drayage shipments	81,566	76,007	7.3%
Drayage revenue per shipment	$560	$519	7.9
Number of locations	20	19	5.3%

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	December 31,	Percent of	December 31,	Percent of		Percent
	2018	Revenue	2017	Revenue	Change	Change
			(As Adjusted)
Operating revenue	$60.9	100.0%	$51.7	100.0%	$9.2	17.8%

Operating expenses:
Purchased transportation	18.5	30.4	14.6	28.2	3.9	26.7
Salaries, wages and employee benefits	22.2	36.5	18.9	36.6	3.3	17.5
Operating leases	6.0	9.9	3.8	7.4	2.2	57.9
Depreciation and amortization	1.7	2.8	1.7	3.3	—	—
Insurance and claims	1.4	2.3	1.5	2.9	(0.1)	(6.7)
Fuel expense	2.1	3.4	1.8	3.5	0.3	16.7
Other operating expenses	6.8	11.2	6.7	13.0	0.1	1.5
Total operating expenses	58.7	96.4	49.0	94.8	9.7	19.8
Income from operations	$2.2	3.6%	$2.7	5.2%	$(0.5)	(18.5)%

Pool Operating Statistics

	Three months ended
	December 31,	December 31,	Percent
	2018	2017	Change
		(As Adjusted)

Cartons ¹	30,435	26,172	16.3%
Revenue per carton	$2.00	$1.98	1.0
Terminals	28	28	—

¹ In thousands

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	December 31, 2018	December 31, 2017
		(As Adjusted)
Assets
Current assets:
Cash and cash equivalents	$25,657	$3,893
Accounts receivable, net	156,359	147,948
Other current assets	19,066	15,807
Total current assets	201,082	167,648

Property and equipment	413,900	399,235
Less accumulated depreciation and amortization	204,005	193,123
Net property and equipment	209,895	206,112
Goodwill and other acquired intangibles:
Goodwill	199,092	191,671
Other acquired intangibles, net of accumulated amortization	113,661	111,247
Total goodwill and other acquired intangibles, net	312,753	302,918
Other assets	36,485	15,944
Total assets	$760,215	$692,622

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$34,630	$30,723
Accrued expenses	39,784	35,069
Current portion of debt and capital lease obligations	309	359
Total current liabilities	74,723	66,151

Debt and capital lease obligations, less current portion	47,335	40,588
Other long-term liabilities	47,739	24,104
Deferred income taxes	37,174	29,080

Shareholders’ equity:
Common stock	285	295
Additional paid-in capital	210,296	195,346
Retained earnings	342,663	337,058
Total shareholders’ equity	553,244	532,699
Total liabilities and shareholders’ equity	$760,215	$692,622

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	December 31, 2018	December 31, 2017
		(As Adjusted)
Operating activities:
Net income	$27,684	$34,681
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,837	10,477
Share-based compensation	3,024	2,138
(Gain) loss on disposal of property and equipment	(157)	580
Provision for loss on receivables	191	26
Provision for revenue adjustments	707	924
Deferred income tax	1,418	(12,592)
Changes in operating assets and liabilities
Accounts receivable	(8,792)	(10,563)
Prepaid expenses and other assets	2,315	207
Income taxes	1,937	(3,056)
Accounts payable and accrued expenses	(456)	2,831
Net cash provided by operating activities	38,708	25,653

Investing activities:
Proceeds from disposal of property and equipment	1,070	943
Purchases of property and equipment	(7,949)	(24,655)
Acquisition of business	(16,250)	(640)
Other	115	(150)
Net cash used in investing activities	(23,014)	(24,502)

Financing activities:
Payments of debt and capital lease obligations	(74)	(75)
Borrowings on line of credit	7,000	—
Proceeds from exercise of stock options	239	1,630
Payments of cash dividends	(5,214)	(4,468)
Repurchase of common stock (repurchase program)	(21,141)	(7,000)
Common stock issued under employee stock purchase plan	242	232
Net cash used in by financing activities	(18,948)	(9,681)
Net decrease in cash	(3,254)	(8,530)
Cash at beginning of period	28,911	12,423
Cash at end of period	$25,657	$3,893

Forward Air Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Year ended
	December 31, 2018	December 31, 2017
		(As Adjusted)
Operating activities:
Net income	$92,051	$87,255
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	42,183	41,055
Change in fair value of earn-out liability	(455)	—
Share-based compensation	10,549	8,103
(Gain) loss on disposal of property and equipment	(171)	1,281
Provision for loss on receivables	139	1,814
Provision for revenue adjustments	3,628	3,055
Deferred income taxes	8,094	(12,068)
Changes in operating assets and liabilities
Accounts receivable	(12,178)	(33,457)
Prepaid expenses and other assets	(2,565)	(1,204)
Income taxes	(1,256)	(3,480)
Accounts payable and accrued expenses	12,535	11,010
Net cash provided by operating activities	152,554	103,364

Investing activities:
Proceeds from disposal of property and equipment	7,059	2,440
Purchases of property and equipment	(42,293)	(38,265)
Acquisition of business, net of cash acquired	(19,987)	(23,140)
Other	(242)	(222)
Net cash used in investing activities	(55,463)	(59,187)

Financing activities:
Payments of debt and capital lease obligations	(302)	(42,790)
Proceeds from senior credit facility	7,000	55,000
Proceeds from exercise of stock options	3,921	7,272
Payments of cash dividends	(18,427)	(18,052)
Repurchase of common stock (repurchase program)	(66,126)	(48,983)
Common stock issued under employee stock purchase plan	479	458
Cash settlement of share-based awards for tax withholdings	(1,872)	(1,700)
Net cash used in financing activities	(75,327)	(48,795)
Net increase (decrease) in cash	21,764	(4,618)
Cash at beginning of year	3,893	8,511
Cash at end of year	$25,657	$3,893

Forward Air Corporation Reconciliation of U.S. GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP (also referred to herein as “reported”). However, the Company also uses “non-GAAP financial measures” that are derived on the basis of methodologies other than in accordance with GAAP. Specifically, the Company believes that meaningful analysis of its financial performance in 2018 and 2017 requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the Company’s performance.

This press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three months and year ended December 31, 2018 and 2017 on a consolidated basis; and free cash flow for the three months and year ended December 31, 2018 and 2017. The Company believes that including these items will assist investors in understanding its core operating performance and allow for more accurate comparisons of results.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance stockholder value.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the tables below present, for the periods indicated, a reconciliation of the Company's presented non-GAAP financial measures to the most directly comparable GAAP financial measures.

Forward Air Corporation
Reconciliation to U.S. GAAP
(In thousands)
(Unaudited)

	Three months ended		Year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
		(As Adjusted)		(As Adjusted)
Net income	$27,684	$34,681	$92,051	$87,255
Interest expense	457	403	1,783	1,209
Income tax expense (benefit)	6,906	(7,241)	28,195	20,282
Depreciation and amortization	10,837	10,477	42,183	41,055
EBITDA	$45,884	$38,320	$164,212	$149,801

	Three months ended		Year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
		(As Adjusted)		(As Adjusted)
Net cash provided by operating activities	$38,708	$25,653	$152,553	$103,364
Proceeds from disposal of property and equipment	1,070	943	7,059	2,440
Purchases of property and equipment	(7,949)	(24,655)	(42,293)	(38,265)
Free cash flow	$31,829	$1,941	$117,319	$67,539

The following table summarizes supplemental guidance information that management believes to be useful.

Forward Air Corporation
Additional Guidance Data
(In thousands, except per share data)
(Unaudited)

Three months ended
Actual	December 31, 2018
Net income	$27,684
Income allocated to participating securities	(315)
Numerator for diluted income per share - net income	$27,369

Fully diluted share count	28,829
Diluted earnings per share	$0.95

Projected	Full year 2019
Projected tax rate	25.5%

Projected capital expenditures, net	$38,000

Three months ended
Projected	December 31, 2019
Projected year end fully diluted share count	28,100

Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expected 2019 guidance, including first quarter 2019 revenue growth, net income per diluted shares, full year 2019 projected tax rate, fully diluted share count (before consideration of future share repurchase), projected capital expenditures, the future declaration of dividends and the quarterly and full year 2019 anticipated dividends per share.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the creditworthiness of our customers and their ability to pay for services rendered, the availability and compensation of qualified independent owner-operators and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, loss of a major customer, increasing competition and pricing pressure, our ability to secure terminal facilities in desirable locations at reasonable rates, our inability to successfully integrate acquisitions, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental and tax matters, insurance matters, the handling of hazardous materials and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2017 and quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Michael J. Morris, 404-362-8933
mmorris@forwardair.com